Exhibit I
                CSW International Two, Inc.*
                    Statement of Income
         For the Twelve Months Ended June 30, 1999
                        (Unaudited)


                                                   (millions)
Operating Revenues
    Electric revenues                                $ 1,511
    Other diversified                                    160
                                                  -----------
                                                       1,671

Operating Expenses
    Cost of electric sales                               994
    General and administrative                           278
    Depreciation and amortization                        103
    Other diversified                                     93
                                                  -----------
                                                       1,468

Operating Income                                         203
                                                  -----------

Other Income and (Deductions)
    Investment Income                                     16
    Interest income                                        6
    Interest expense                                    (108)
                                                  -----------

                                                         (86)
                                                  -----------

Income Before Income Taxes                               117

Provision for Income Taxes                                10
                                                  -----------

Net Income                                             $ 107
                                                  ===========


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.